NOTE CONVERSION AGREEMENT

This Note Conversion Agreement (this "Agreement"), dated as of June __, 2020, is by and among GEE Group, Inc., an Illinois corporation (the "Company"), and Jax Legacy – Investment 1, LLC (the "Holder"), as holder of the Company's 10% Convertible Notes due October 3, 2021 ("Notes").

WHEREAS, the Company is a party to that certain Seventh Amendment dated as of April 28, 2020 (the "Seventh Amendment"), to the Revolving Credit, Term Loan and Security Agreement, dated as of March 31, 2017, as amended, by and among the Company, Scribe Solutions, Inc., Agile Resources, Inc. Access Data Consulting Corporation, Triad Personnel Services, Inc. Triad Logistics, Inc., Paladin Consulting, Inc., BMCH, INC., GEE Group Portfolio Inc., and SNI Companies, each subsidiary of the Company listed as a "Guarantor" on the signature pages thereto each lender named therein and MGG Investment Group LP, as administrative agent, collateral agent and term loan agent for the lenders;

WHEREAS, the Seventh Amendment contemplates that the Company will, on or before June 27, 2020, enter into definitive documentation converting to Common Stock (defined below) or otherwise satisfying the preferred stock and subordinated notes issued by the Company (the "Restructuring Transaction"); and

WHEREAS, the Holder owns $4,185,000 in aggregate principal amount of the Notes (the "Holder Notes") and as of the date of this Agreement has accrued interest thereon payable in the amount of 218,136 shares of Common Stock (the "Accrued Interest Shares"); and

WHEREAS, the Holder Notes are currently convertible into shares of the Company's common stock, without par value ("Common Stock") at a conversion price of $5.83 per share (the "Conversion Price"); and

WHEREAS, as part of the Restructuring Transaction, the Holder has agreed to immediately convert all of the Holder Notes into shares of Common Stock on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Holder and the Company agree as follows:

ARTICLE I
CONVERSION OF HOLDER NOTES; ISSUANCE OF ACCRUED INTEREST SHARES

Section 1.1 Conversion. By executing this Agreement, the Company and the Holder hereby agree that the Holder shall, without further action on the part of the Holder, be deemed to have converted the Holder Notes at the Conversion Price into 717,839 shares of Common Stock (the "Conversion Shares") pursuant to the terms of the Notes.

Section 1.2 Issuance of Accrued Interest Shares. The Company agrees to promptly cause the Conversion Shares to be issued to the Holder and to issue the Accrued Interest Shares to the Holder.

a. Organization; Due Authorization; Enforcement. The Holder is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The Holder represents and warrants that (i) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (ii) this Agreement has been duly executed and delivered by the Holder and constitutes the valid and binding obligation of the Holder, enforceable against it in accordance with its terms subject to applicable laws affecting creditors' rights and equitable principles.

b. No Conflicts. The Holder represents and warrants that the execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Holder's organizational or charter documents, or (ii) conflict with or result in a violation of any agreement, law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority which would interfere with the ability of the Holder to perform its obligations under this Agreement.

c. Access to Information. The Holder acknowledges that it has had the opportunity to review this Agreement and the reports filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning Company and the merits and risks of investing in the Company's Common Stock.

d. Holder of Holder Notes. The Holder is the sole lawful owner of record and beneficially of the Holder Notes, free and clear of all pledges, liens, security interests, encumbrances, equities, claims and other charges of any kind whatsoever.

e. Holder Status. The Holder represents and warrants that it is an "accredited investor" as defined in Rule 501 under the Securities Act of 1933, as amended.

f. Knowledge. The Holder is an "accredited investor" as such term is defined in the Securities Act of 1933, as amended, and has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Company's Common Stock, and has so evaluated the merits and risks of such investment.

ARTICLE III
MISCELLANEOUS

Section 3.1 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made by email to (i) the email address of the Holder

IN WITNESS WHEREOF, the undersigned have executed this Note Conversion Agreement as of the date first written above.

COMPANY:

GEE GROUP, INC.

By: [signature]
Name: Derek E. Dewan
Title: Chief Executive Officer

Email address for notice of the Company: derek.dewan@geegroup.com
Address for notice of the Company:
GEE Group, Inc.
7751 Belfort Parkway,
Suite 150
Jacksonville, Florida 32256
Attention: Derek Dewan

HOLDER:

JAX LEGACY INVESTMENT I, LLC

By: [signature]
Name: G. Ray Driver, Jr.
Title: Manager

Email address for notice of Holder rdriver@drivermcafee.com
Address for notice of Holder:
Jax Legacy - Investment I, LLC.
One Independent Driver, Suite 1200
Jacksonville, Florida 32202
Attention: G. Ray Driver, Jr., Esq.